LETTER AMENDMENT NO. 1
TO
AMENDED AND RESTATED MASTER SHELF AGREEMENT

       May 17, 2006

Prudential Investment Management, Inc.	General Electric Capital Assurance Company
The Prudential Insurance Company of America	General Electric Life and Annuity Assurance Company
Pruco Life Insurance Company	First Colony Life Insurance Company
Pruco Life Insurance Company of New Jersey
Hartford Life Insurance Company
Security Life of Denver Insurance Company
ING USA Annuity and Life Insurance Company
Reliastar Life Insurance Company
ING Life Insurance and Annuity Company
United of Omaha Life Insurance Company
Mutual of Omaha Insurance Company
The Prudential Life Insurance Company, Ltd.
Prudential Retirement Insurance and Annuity Company
Security Benefit Life Insurance Company, Inc.
Farmers New World Life Insurance Company
Zurich American Insurance Company
Physicians Mutual Insurance Company
American Skandia Life Assurance Corporation
RGA Reinsurance Company
Union Security Insurance Company
American Bankers Insurance Company of Florida, Inc.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Amended and Restated Master Shelf Agreement dated as of December 27, 1999 (effective as of April 29, 2005) (the "Agreement") among the undersigned, Centennial Energy Holdings, Inc. (the "Company"), Prudential Investment Management, Inc. ("Prudential"), The Prudential Insurance Company of America ("PICA"), Pruco Life Insurance Company ("Pruco"), Pruco Life Insurance Company of New Jersey ("Pruco NJ"), Hartford Life Insurance Company ("Hartford"), Security Life of Denver Insurance Company ("Security Life"), ING USA Annuity and Life Insurance Company ("ING USA"), Reliastar Life Insurance Company ("Reliastar"), ING Life Insurance and Annuity Company ("ING Life"), United of Omaha Life Insurance Company ("United"), Mutual of Omaha Insurance Company ("Mutual"), The Prudential Life Insurance Company, Ltd. ("Prudential Life"), Prudential Retirement Insurance and Annuity Company ("PRIAC"), Security Benefit Life Insurance Company, Inc. ("Security Benefit"), Farmers New World Life Insurance Company ("Farmers"), Zurich American Insurance Company ("Zurich"), Physicians Mutual Insurance Company ("Physicians"), American Skandia Life Assurance Corporation ("American"), RGA Reinsurance Company ("RGA"), Union Security Insurance Company ("Union"), American Bankers Insurance Company of Florida, Inc. ("ABIC"), General Electric Capital Assurance Company ("GECAC"), General Electric Life and Annuity Assurance Company ("GELAAC"), First Colony Life Insurance Company ("First Colony"; and together with PICA, Pruco, Pruco NJ, Hartford, Security Life, ING USA, Reliastar, ING Life, United, Mutual, Prudential Life, PRIAC, Security Benefit, Farmers, Zurich, Physicians, American, RGA, Union, ABIC, GECAC and GELAAC, the "Holders"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company desires to increase the amount of the Notes available to be issued under the Agreement to an aggregate principal amount of $550,000,000 (creating an Available Facility Amount of $115,500,000 as of the date hereof), to extend the Issuance Period and to make certain other amendments to the Agreement.

Therefore, Prudential, the Holders and the Company, in consideration of the mutual promises and agreements set forth herein and in the Agreement, agree as follows:

(a) Section 1.2. Section 1.2 of the Agreement is amended in full to read as follows:

"1.2. Authorization of Issue of Notes.

(a) The Company will authorize the issue of its senior promissory notes (the 'Notes') in the aggregate principal amount of $550,000,000 to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than 12 years after the date of original issuance thereof; to have an average life, in the case of each note so issued, of no more than 10 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.6; and to be substantially in the form of Exhibit 1 attached hereto. The term 'Notes' as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a 'Series' of Notes. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a 'Schedule' or an 'Exhibit' are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

(b) The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 5.92% Senior Notes, Series N, due 2013 (the 'Series N Notes', such term to include any such notes issued in substitution therefor pursuant to Section 13). The Series N Notes shall be substantially in the form set out in Exhibit 1-A. The Series N Notes will be considered Accepted Notes for purposes of this Agreement, including the provisions of Section 4. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing for the Series N Notes on May 17, 2006, Notes in the principal amount specified opposite such Purchaser's name in the Purchaser Schedule for the Series N Notes at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. At the Closing for the Series N Notes, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated May 17, 2006 and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 163095535494 at U.S. Bank North Dakota, Fargo, Bismarck, ND, ABA number 091300023 for wire transfers, and any other relevant wire transfer information. If at the Closing for the Series N Notes the Company shall fail to tender such Notes to any Purchaser as provided herein, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment."

(b) Section 2.1. Section 2.1 of the Agreement is amended in full to read as follows:

"2.1. Facility; Limitation on Facility.

(a) Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of $550,000,000 of the total amount of authorized Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the 'Facility.' At any time, subject to the additional limitations in Section 2.1(b), the aggregate principal amount of Notes stated in Section 1.2, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time (to the extent that the Company shall have agreed with Prudential to reinstate the Facility with respect to such amount) is herein called the 'Available Facility Amount' at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(b) Limitation on Facility. Notwithstanding anything in Section 2.1(a), the Company may not request the issuance of Notes, and neither Prudential nor any Prudential Affiliate shall be required to purchase Notes, pursuant to the Facility if, after the issuance of such Notes, the aggregate amount of Centennial Exposure would exceed $350,000,000."

(c) Section 2.2. Section 2.2 of the Agreement is amended in full to read as follows:

"2.2. Issuance Period.

Notes may be issued and sold pursuant to this Agreement until the earlier of (i) May 8, 2009 (or if such date is not a Business Day, the Business Day next preceding such date) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the 'Issuance Period'."

(d) Section 5.16. Section 5.16 of the Agreement is amended in full to read as follows:

"5.16. Status under Certain Statutes.

Neither the Company nor any Subsidiary or Affiliate is subject to regulation under the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Interstate Commerce Act, as amended, the Federal Power Act, as amended, any state public utilities code or statute, or any other Federal or state statute or regulation limiting its ability to incur indebtedness."

(e) Schedule B. Defined Terms. The definitions of "Other Company Notes" contained in Schedule B of the Agreement is amended in full to read as follows:

"'Other Company Notes' means (i) the 7.10% Senior Notes due October 30, 2009 of the Company, the 7.09% Senior Notes due March 29, 2011 of the Company, the 3.80% Senior Notes due June 27, 2008 of the Company, (ii) any other promissory notes of the Company issued pursuant to agreements, indentures or other instruments (other than this Agreement) and (iii) any other promissory notes of any Subsidiary of the Company (other than Williston Basin). As of May 8, 2006, $13,500,000 of Other Company Notes were part of the Centennial Exposure."

(f) Cover Page. The Cover Page attached to the Agreement is replaced in its entirety by Exhibit A attached to this Letter Amendment No. 1 to Amended and Restated Master Shelf Agreement (this "Letter Amendment").

(g) Schedule 5.4. Schedule 5.4 attached to the Agreement is replaced in its entirety by the Schedule 5.4 attached hereto as Exhibit B. The Company, the holders of the Notes and the Purchasers agree that Schedule 5.4 is as of April 30, 2006.

(h) Schedule 5.8. Schedule 5.8 attached to the Agreement is replaced in its entirety by the Schedule 5.8 attached hereto as Exhibit C.

(i) Schedule 5.17. Schedule 5.17 attached to the Agreement is replaced in its entirety by the Schedule 5.17 attached hereto as Exhibit D.

(j) Exhibit 1-A. The Agreement is amended by adding behind Exhibit 1 to the Agreement the Exhibit 1-A attached hereto as Exhibit E.

(k) Purchaser Schedule. The Purchaser Schedule for the Series N Notes is attached hereto as Exhibit F.

On and after the effective date of this Letter Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

This Letter Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment to Centennial Energy Holdings, Inc., 1200 W. Century Ave., Bismarck, ND 58503, Attention of Chief Financial Officer. This Letter Amendment shall become effective as of the date first above written when and if counterparts of this Letter Amendment shall have been executed by us and you.

Very truly yours,

CENTENNIAL ENERGY
HOLDINGS, INC.

By: /s/ VERNON A. RAILE
Vernon A. Raile, Executive Vice President, Treasurer and Chief Financial Officer

Agreed as of the date first above written:

PRUDENTIAL INVESTMENT
MANAGEMENT, INC.

By: /s/ BRIAN N. THOMAS
Vice President

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By: /s/ BRIAN N. THOMAS
Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ BRIAN N. THOMAS
Vice President

PRUCO LIFE INSURANCE COMPANY
OF NEW JERSEY

By: /s/ KELLY A. BRENDEL
Vice President

HARTFORD LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

SECURITY LIFE OF DENVER INSURANCE
COMPANY, as successor by merger to Southland
Life Insurance Company

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

ING USA ANNUITY AND LIFE INSURANCE
COMPANY, f/k/a Golden American Life Insurance
Company

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

RELIASTAR LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

ING LIFE INSURANCE AND ANNUITY
COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

UNITED OF OMAHA LIFE INSURANCE
COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By: Prudential Investment Management (Japan),
Inc., as Investment Manager

By: Prudential Investment Management, Inc.,
as Sub-Adviser

By: /s/ KELLY A. BRENDEL
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By: Prudential Investment Management, Inc.,
as investment manager

By: /s/ KELLY A. BRENDEL
Vice President

SECURITY BENEFIT LIFE INSURANCE
COMPANY, INC.

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

FARMERS NEW WORLD LIFE INSURANCE
COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

 By: /s/ KELLY A. BRENDEL
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

PHYSICIANS MUTUAL INSURANCE
COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

 By: /s/ KELLY A. BRENDEL
Vice President

AMERICAN SKANDIA LIFE ASSURANCE
CORPORATION

By: Prudential Investment Management, Inc.,
as investment manager

 By: /s/ KELLY A. BRENDEL
Vice President

RGA REINSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

UNION SECURITY INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

AMERICAN BANKERS INSURANCE COMPANY
OF FLORIDA, INC.

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ KELLY A. BRENDEL
Vice President

GENERAL ELECTRIC CAPITAL
ASSURANCE COMPANY

By: ________________________________
Name:
Title:

GENERAL ELECTRIC LIFE AND ANNUITY
ASSURANCE COMPANY

By: ________________________________
Name:
Title:

FIRST COLONY LIFE INSURANCE COMPANY

By: ________________________________
Name:
Title: